Exhibit 10.2

Topspin Medical, Inc.
(the “Corporation”)
2003 Stock Option Plan-Israel
(as amended on February 26, 2009)

1. Name. This plan, as amended from time to time, shall be known as the “Topspin Medical Inc. 2003 Israeli Stock Option Plan” (the “Plan”).

2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

2.1. “Affiliate” shall mean an affiliate of the Corporation which is an “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2. “Board” shall mean the Board of Directors of the Corporation.

2.3. “Cause” shall mean any of the following resulting from an act or omission of Grantee: (a) fraud, embezzlement or felony or similar act; (b) failure to substantially perform duties as an employee or to abide by the general policies of the Corporation applicable to all employees (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (c) an act of moral turpitude, or any similar act, to the extent that such act causes injury to the reputation of the Corporation; (d) any act or omission which in the reasonable opinion of the Corporation could be financially injurious to the Corporation or injurious to the business reputation of the Corporation; or (e) any other act constituting cause under any employment agreement between the Grantee and the Corporation.

2.4. “Committee” shall mean a committee, pursuant to Section 4 hereinafter, established or authorized by the Board to administer the Plan.

2.5. “Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.6. “Date of Grant” shall mean as determined by the Committee, (i) the date as of which the Committee approves a grant or (ii) such other date as may be specified by the Committee in the Option Agreement.

2.7. “Disability” shall mean a Grantee’s inability to perform his duties with the Corporation or any Affiliate by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Corporation.

2.8. “Employee” shall mean a person who is employed by the Corporation or an Affiliate, including an individual who is serving as a director or an Office Holder, but excluding a Controlling Shareholder.

2.9. “Exchange Act” shall mean the US Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.10. “Exercise Price” shall mean the exercise price for each share of Common Stock covered by an Option.

2.11. “Expiration Date” shall mean the date upon which an Option shall expire as set forth in Section 7.5 of the Plan.

2.12. “Fair Market Value” shall mean as of any date, the value of a share of Stock determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Committee deems reliable. Without derogating from the foregoing and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Stock is listed on any established stock exchange or a national market system or if the Stock will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a share of Stock at the Date of Grant shall be determined in accordance with the average value of the Stock over the thirty (30) trading day period preceding the Date of Grant or over the thirty (30) trading day period following the date of registration for trading, as the case may be; (ii) if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the date of determination; or (iii) in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

2.13. “Grantee” shall mean a person who receives a grant of Options under the Plan.

2.14. “Initial Public Offering” or “IPO” shall mean the underwritten initial public offering of the Stock.

2.15. “ Non-Employee” shall mean a consultant, adviser, service provider, Controlling Shareholder or any other person providing services to the Corporation or an Affiliate who is not an Employee.

2.16. “Office Holder” shall have the meaning ascribed to it in the Israeli Companies Law, 1999, as now in effect or as hereafter amended.

2.17. “Option” shall mean an option to purchase one or more shares of the Stock, pursuant to the Plan.

2.18. “102 Option” shall mean an Option granted to an Employee pursuant to Section 102 of the Ordinance.

2.19. “Approved 102 Option” shall mean a 102 Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee.

2.20. “Unapproved 102 Option” shall mean a 102 Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.21. “Capital Gains Option (CGO)” shall mean an Approved 102 Option elected and designated by the Corporation to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.22. “Ordinary Income Option (OIO)” shall mean an Approved 102 Option elected and designated by the Corporation to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.23. “3(9) Option” shall mean an Option granted to a Non-Employee pursuant to Section 3(9) of the Ordinance.

2.24. “Option Agreement” shall mean the stock option agreement between the Corporation and a Grantee that evidences and sets out the terms and conditions of an Option.

2.25. “Ordinance” shall mean the Israeli Income Tax Ordinance [New Version], 1961, as now in effect or as hereafter amended.

2.26. “Person” shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization.

2.27. “Retirement” shall mean a Grantee’s retirement pursuant to applicable law or in accordance with the terms of any tax-qualified retirement plan maintained by the Corporation or any Affiliate in which the Grantee participates.

2.28. “Section 102” means section 102 of the Ordinance as now in effect or as hereafter amended.

2.29. “Stock” shall mean the Common Stock of the Corporation, bearing a nominal value of US$ 0.001.

2.30. “Trustee” shall mean a trustee nominated by the Committee and approved by the Israeli Tax authorities pursuant to Section 102.

2.31. “Underlying Shares” shall mean the shares of Stock received upon exercise of an Option and any other shares of Stock received by virtue of the Stock received upon exercise of an Option.

3. Purpose, Types of Options; Construction.

3.1. The purpose and intent of the Plan is to provide incentives to Employees, and Non-Employees of the Corporation and the Affiliates, by providing them with opportunities to purchase Stock of the Corporation, pursuant to the Plan approved by the Board.

3.2. The Plan is intended to enable the Corporation to issue Options pursuant and subject to the provisions of Section 102 and any regulations, rules, orders or procedures promulgated thereunder; and Section 3(9) of the Ordinance.

3.3. To the extent any provision herein conflicts with the conditions of any relevant tax law or regulation which are relied upon for tax relief in respect of a particular Option granted to a Grantee, the provisions of said law or regulation shall prevail over those of the Plan and the Committee is empowered hereunder to interpret and enforce the said prevailing provisions.

4. Administration

4.1. The Plan will be administered by the Board or by a Committee, which, if appointed, will consist of such number of Directors of the Corporation as may be fixed, from time to time, by the Board. If a Committee is not appointed, the term Committee, whenever used herein, shall mean the Board. The Board shall appoint the members of the Committee and may, from time to time, remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

4.2. Subject to applicable law, the Committee shall have the authority in its discretion to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation:

4.2.1. the authority to grant Options;

4.2.2. to designate the type of Option to be granted;

4.2.3. to make an election as to the type of Approved 102 Option to be granted

4.2.4. to determine the Exercise Price of each Option;

4.2.5. to determine the Persons to whom, and the time or times at which Options shall be granted;

4.2.6. to determine the number of shares of Common Stock to be covered by each Option;

4.2.7. subject to Section 2.12 above, to determine the Fair Market Value of the Stock;

4.2.8. to accelerate the right of a Grantee to exercise, in whole or in part, any previously granted Option;

4.2.9. to prescribe, amend and rescind rules and regulations relating to the Plan;

4.2.10. to determine the terms and provisions of the Option Agreements (which need not be identical), and to cancel or suspend Options, as necessary; and

4.2.11. to make all other determinations deemed necessary or advisable for the administration of the Plan, including to adjust the terms of the Plan or any Option Agreement so as to reflect: (i) changes in applicable laws; and (ii) the laws of other jurisdictions within which the Corporation wishes to grant Options.

4.3. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee.

4.4. Any member of the Committee shall be eligible to receive Options under the Plan while serving on the Committee, unless otherwise specified herein. No person shall be eligible to be a member of the Committee if that person’s membership would prevent the Plan from complying with exemptions from Section 16 set forth in Rule 16b-3 promulgated under the Exchange Act, if applicable to the Corporation. At such time as any class of equity securities of the Corporation is registered pursuant to Section 12 of the Exchange Act, the Committee shall consist of at least two (2) individuals, each of whom is a Non-Employee Director as that term is defined in said Rule 16b-3.

4.5. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

4.6. The interpretation and construction by the Committee of any provision of the Plan or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

4.7. Without limiting the foregoing, the Committee may, with the consent of the Grantee and subject to the Board’s approval, from time to time cancel all or any portion of any Option then subject to exercise, and the Corporation’s obligation in respect of such Option may be discharged by (i) payment to the Grantee of an amount in cash equal to the excess, if any, of the Fair Market Value of the canceled Stock at the date of such cancellation over the aggregate Exercise Price of such Stock, (ii) the issuance or transfer to the Grantee of Stock of the Corporation with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its sole discretion.

5. Reserved Shares. The maximum number of shares of Stock reserved for the grant of Options under the Plan shall be 62,000,000, subject to adjustments as provided in Section 13 below. Such Stock may, in whole or in part, be authorized but unissued Stock. Until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. If any Options, for any reason, expire, are canceled or are forfeited without having been exercised in full, the Stock allocable to the unexercised, canceled or terminated portion of such Options shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan. Any of such Stock which may remain unissued and which is not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan.

6. Eligible Grantees.

6.1. 3(9) Options may be granted to Non-Employees of the Corporation and of any Affiliate.

6.2. 102 Stock Options may be granted only to Employees of the Corporation or an Affiliate.

6.3. Anything in this Plan to the contrary notwithstanding, all grants of Options to directors and Office Holders shall be authorized and implemented in accordance with the provisions of applicable law, as in effect from time to time.

6.4. The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of Options pursuant to this Plan or any other stock option plan of the Corporation.

7. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement between the Corporation and the Grantee, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement.

7.1. Number of Shares. Each Option Agreement shall state the number of shares of Stock to which the Option relates, subject to Section 13 below.

7.2. Type of Option. Each Option Agreement shall specifically state the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(9) Option).

7.3. Exercise Price. Each Option Agreement shall state the Exercise Price. The Exercise Price shall be determined by the Committee in its sole and absolute discretion; provided, however, that such Exercise Price shall not be less than the par value of the Stock into which such Option is exercisable. The Exercise Price shall be subject to adjustment as provided in Section 13 hereof.

7.4. Vesting of Options. Subject to Section 14 hereof, each Option Agreement shall provide the vesting schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate or otherwise change the vesting of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless otherwise stated in the Option Agreement, Options shall vest and become exercisable according to the following schedule: twenty-five percent (25%) of the Stock covered by the Option on the first anniversary of the Date of Grant of such Option and six and one-quarter percent (6.25%) of the Stock covered by the Option at the end of each subsequent quarter over the course of the following three years.; provided, however, that the Committee, in its absolute discretion, may, on such terms and conditions as it may determine to be appropriate, accelerate or otherwise change the time at which such Option or any portion thereof shall vest and be exercised. The Option may contain performance goals and measurements, and the provisions with respect to any Option need not be the same as the provisions with respect to any other Option.

7.5. Expiration Date. The Options to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) ten (10) years from the Date of Grant of the Options; and (ii) the expiration of any extended period in any of the events set forth in Sections 7.6, 7.7 and 7.8 below.

7.6. Termination.

7.6.1. Except as provided in this Section 7.6 and in Section 7.7 hereunder, an Option may not be exercised unless the Grantee is then employed by or providing services to the Corporation or an Affiliate since the Date of Grant of the Option and until the date of exercise. In the event that the employment or service of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are vested and exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within ninety (90) days after the date of such termination (or such different period as the Committee shall prescribe); provided, however, that if the Corporation or an affiliate shall terminate the Grantee’s employment or service for Cause, all Options theretofore granted to such Grantee shall, to the extent not theretofore exercised, terminate on the date of such termination unless otherwise determined by the Committee.

7.6.2. In addition, in the case of a Grantee whose principal employer is an Affiliate, the Grantee’s employment or service shall be deemed to be terminated for purposes of this Section 7.6 as of the date on which such Affiliate ceases to be an affiliate of the Corporation.

7.6.3. A notice of termination of employment or service shall be deemed to constitute termination of employment or service.

7.7. Death or Disability of Grantee. If a Grantee shall die while employed by, or providing services to the Corporation or an Affiliate, or if the Grantee’s employment or service shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent vested and exercisable at the date of termination) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a Person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within one (1) year after the death or Disability of the Grantee. In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option.

7.8. Retirement of Grantee. In the event that the employment of a Grantee shall terminate on account of such Grantee’s Retirement, all Options of such Grantee that are vested and exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one (1) year after the date of such Retirement.

7.9. Extensions. Notwithstanding the foregoing provisions of Sections 7.6, 7.7 and 7.8 the Committee may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in Sections 7.6, 7.7 and 7.8 but in no event beyond the Expiration Date.

7.10. Other Provisions. The Option Agreements shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

8. Designation of Options Pursuant to Section 102

8.1. The Corporation may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

8.2. The grant of Approved 102 Options shall be made under the Plan adopted by the Board as described in Section 17 and shall be conditioned upon the approval of the Plan by the Israeli Tax Authorities.

8.3. An Approved 102 Option may either be classified as a Capital Gains Option (CGO) or as an Ordinary Income Option (OIO).

8.4. The Corporation’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the “Election”), shall be appropriately filed with the Israeli Tax Authorities before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under the Plan and shall remain in effect with respect to all Approved 102 Options granted following such Election until the end of the year following the year during which the Corporation first granted Approved 102 Options. The Election shall obligate the Corporation to grant only the type of Approved 102 Option it has elected, and shall apply to all Grantees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Corporation from granting Unapproved 102 Options simultaneously.

8.5. All Approved 102 Options must be held in trust by a Trustee, as described in Section 10 below.

8.6. For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

8.7. With regards to Approved 102 Options, the provisions of the Plan and/or the Option Agreement shall be subject to the provisions of Section 102 and the Israeli Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Corporation and the Grantees.

8.8. Options granted pursuant to this Section 8 are subject to the general terms and conditions specified in Section 7 hereof; and other provisions of the Plan, except for said provisions of the Plan applying to Options under a different tax law or regulation.

9. 3(9) Options

Options granted pursuant to this Section 9 may be granted to Non-Employees only and are intended to constitute 3(9) Options and shall be subject to the general terms and conditions specified in Section 7 hereof and other provisions of the Plan, except for said provisions of the Plan applying to Options under a different tax law or regulation.

10. Issuance of Stock in Trust.

10.1. Approved 102 Options granted under the Plan and all Underlying Shares issued upon exercise of an Approved 102 Option and/or other stock received subsequently following any realization of rights, including without limitation bonus shares, shall be issued to the Trustee, and held by the Trustee in trust for the benefit of the Grantee in respect of whom such Approved 102 Option was granted for the period of time as required by Section 102 and the regulations promulgated thereunder (the “Holding Period”). In the event the requirements for Approved 102 Options are not met, the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

10.2. All certificates representing Stock issued to the Trustee hereunder shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Stock is released from the trust as herein provided.

10.3. With respect to any Approved 102 Option, unless the provisions of Section 102 and any rules or regulations or orders or procedures promulgated thereunder provide otherwise, a Grantee shall not sell or release from trust any Stock received upon the exercise of an Approved 102 Option and/or any stock received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Grantee.

10.4. Subject to the terms of Sections 8 and 10 the following shall apply:

10.4.1. Upon the written request of any Grantee, the Trustee shall release from the trust the Approved 102 Options or the Underlying Shares issued, on behalf of such Grantee, by executing and delivering to the Corporation such instrument(s) as the Corporation may require, giving due notice of such release to such Grantee.

10.4.2. Alternatively, upon the written instructions of the Grantee to sell any Underlying Shares issued upon exercise of Approved 102 Options, the Trustee shall use its best efforts to effect such sale and shall transfer such Underlying Shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds, of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Grantee, reporting to such Grantee and to the Corporation the amount so withheld and paid to said tax authorities.

10.5. Notwithstanding anything to the contrary herein, the Trustee shall not release any Approved 102 Options which were not already exercised into Underlying Shares by the Grantee or release any Underlying Shares issued upon exercise of Approved 102 Options, prior to the full payment of the Grantee’s tax liabilities arising from the grant and/or exercise of the Approved 102 Options so granted.

10.6. Upon receipt of an Approved 102 Option, the Grantee will sign an undertaking releasing the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, any Approved 102 Option or Underlying Share granted to the Grantee thereunder.

11. Exercise of Options

11.1. Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

11.2. The exercise of an Option shall be made by a written notice of exercise delivered by the Grantee , in such form and method as may be determined by the Corporation and when applicable, by the Trustee in accordance with the requirements of Section 102, to the Corporation at its principal executive office, specifying the number of shares of Stock to be purchased and accompanied by the payment of the Exercise Price, and containing such other terms and conditions as the Committee shall prescribe from time to time.

12. Voting and Dividend Rights

12.1. All Stock issued upon the exercise of Options granted hereunder shall entitle the Grantee thereof to receive dividends with respect thereto, subject to the Corporation’s By Laws, Certificate of Incorporation and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder. For so long as Stock issued to the Trustee on behalf of the Grantee is held in trust, cash dividends or dividends in kind (i.e. other than stock dividends) paid or distributed with respect thereto shall be remitted directly to the Grantee, subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

12.2. At such time as Stock may be transferred to the Grantee by the Trustee in accordance with the Ordinance and this Plan, the Grantee shall grant an irrevocable power of attorney to the person or persons designated by the Board and representing all Grantees, to participate and vote the Stock issued upon the exercise of Options at the general assemblies of the Corporation, including assemblies for the appointment of directors. If the Corporation requires him to do so, the Grantee will sign the said power of attorney at the time Options are granted to the Grantee in the wording presented to him by the Corporation. Such power of attorney shall be in effect until such time as the Corporation shall effect an IPO. Without derogating from the above, with respect to Approved 102 Options, for so long as Stock shall be held by the Trustee on behalf of a Grantee, such Stock shall be voted by the Trustee on any issue or resolution brought before the stockholders of the Corporation, by himself or by proxy, subject to the provisions of Section 102 and any rules, regulations or orders promulgated thereunder, in the same proportion as the votes of the other stockholders of the Corporation voting on such issue or resolution, .

13. Adjustment Upon Changes in Capitalization. Subject to any required action by the shareholders of the Corporation, the number of shares of Stock covered by each outstanding Option, and the number of shares of Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the Exercise Price, shall be proportionately adjusted for any increase or decrease in the number of shares of issued Stock resulting from a stock split, reverse stock split, combination or reclassification of the Stock or the payment of a stock dividend (bonus shares) with respect to the Stock or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of stock of any class, or securities convertible into stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or shares of Stock subject to an Option or the Exercise Price.

14. Liquidation or M&A. In the event of the proposed dissolution or liquidation of the Corporation or the proposed consolidation or the acquisition of the Corporation by means of merger (with or into another entity), or in the event of any other reclassification of the Corporation’s securities or any other form of corporate reorganization in which the outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring company or its subsidiary, or in the event of the sale of all or substantially all of the assets of the Corporation, the Committee shall notify each Grantee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, each Option shall terminate immediately prior to the consummation of such proposed action (for avoidance of doubt, all options which have not yet been vested at that time shall also terminate at that time). However, in the event of the proposed consolidation or the merger of the Corporation with or into another corporation, the Committee may, at its absolute discretion and without obligation to, agree that instead of such termination: (i) each unexercised Option, if possible, shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation; or (ii) the Corporation shall pay to the Grantee such an amount equivalent to the valuation of such Grantee’s unexercised Options (on an as converted basis) at that time.

15. Non-Transferability and Other Limitations

15.1. No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

15.2. Unless otherwise determined by the Committee, until such time as the Corporation shall complete an IPO, a Grantee shall not have the right to sell Stock issued upon the exercise of an Option within six (6) months and one day of the date of exercise of such Option or issuance of such Stock.

15.3. As long as Options and/or Stock are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Stock are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

15.4. No Stock purchasable hereunder that was not fully paid for shall be assignable or transferable by the Grantee. In addition, and without derogating from the rights and powers of the Committee to provide otherwise, until the consummation of an IPO, a Grantee, or the Trustee on his behalf, shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Stock owned by him (“Transfer”) only subject to the provisions of this Section 15, including the rights of first refusal of certain stockholders of the Corporation, in accordance with the Stockholders Agreement among the Corporation and its stockholders, dated December 9, 2002, as may be amended from time to time.

15.5. Any proposed Transfer not made in conformance with this Section 15 shall be null and void, shall not be recorded on the books of the Corporation and shall not be recognized by the Corporation.

15.6. The right of first refusal shall not apply to: transfers to family members of the Grantee or descendants; provided that such family members of the Grantee or descendants shall have assumed the obligations of the Grantee under this Section 15 with respect to subsequent transfers. In addition, such rights shall not apply to stock sold in an IPO.

15.7. If, prior to the closing of an IPO: (i) all or substantially all of the Stock of the Corporation is to be sold; or (ii) upon a merger or reorganization or the like, the Stock of the Corporation, or any class thereof, are to be exchanged for securities of another corporation then the Grantee or any Person that the Stock was transferred to or the Trustee shall be obliged to sell or exchange, as the case may be, the Stock held by them, in accordance with the instructions then issued by the Board, whose determination shall be final and binding.

15.8. The Grantee acknowledges that in the event the Corporation’s shares shall be registered for trading in any public market, the Grantee’s right to sell the Stock may be subject to certain limitations (including a lock-up period), as will be requested by the Corporation or its underwriters; and the Grantee unconditionally agrees and accepts any such limitations.

16. Amendment of the Plan. Subject to applicable laws, the Board may, at any time and from time to time, terminate or amend the Plan in any respect. In no event may any action of the Corporation alter or impair the rights of a Grantee, without his consent, under any Option previously granted to him.

17. Terms of the Plan. The Plan shall take effect upon its adoption by the Board and shall terminate on the tenth (10th) anniversary of such date. Notwithstanding the foregoing, in the event that approval of the Plan by the stockholders of the Corporation is required under applicable law, in connection with the application of certain tax treatment or pursuant to applicable stock exchange rules or regulations, such approval shall be obtained within the time required under the applicable law.

18. Tax Consequences.

18.1. All tax consequences arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Stock covered thereby or from any other event or act (of the Corporation and/or its Affiliates, the Trustee or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Corporation and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

18.2. The Committee and/or the Trustee shall not be required to release any Stock certificate to a Grantee until all required payments have been fully made.

18.3. To the extent provided by the terms of an Option Agreement, the Grantee may satisfy any tax withholding obligation relating to the exercise or acquisition of Stock under an Option by any of the following means (in addition to the Corporation’s right to withhold from any compensation paid to the Grantee by the Corporation) or by a combination of such means: (i) tendering a cash payment; (ii) subject to the Committee’s approval on the payment date, authorizing the Corporation to withhold Stock from the Stock otherwise issuable to the Grantee as a result of the exercise or acquisition of Stock under the Option in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) subject to Committee approval on the payment date, delivering to the Corporation owned and unencumbered Stock; provided that Stock acquired on exercise of Options have been held for at least 6 months from the date of exercise.

18.4. With respect to Unapproved 102 Option, if the Grantee ceases to be employed by the Corporation or any Affiliate, the Grantee shall extend to the Corporation and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Stock, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

19. Multiple Agreements.

The Corporation has allocated and/or is entitled to allocate Options and Stock to other employees and other Persons, and the Grantee shall have no claim regarding such allocations, their quantity, the relationship among them and between them and the other Stock in the Corporation, exercising of the Options or any matter related to or stemming from them.

20. Continuance of Employment or Hired Services

Neither the Plan nor the grant of Option or Stock hereunder shall impose any obligation on the Corporation or an Affiliate to continue the engagement of the Grantee, and nothing in the Plan or in any Option or Stock granted pursuant thereto shall confer upon any Grantee any right to continue being engaged by the Corporation or an Affiliate, or restrict the right of the Corporation or an Affiliate to terminate such engagement at any time.

21. Governing Law and Jurisdiction. The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel. The competent courts in Tel Aviv shall have sole and exclusive jurisdiction over any dispute with regard to any controversy or claim arising under, out of, or in connection with this Plan, its validity, its interpretation, its execution or any breach or claimed breach thereof.

22. Application of Funds. The proceeds received by the Corporation from the issuance of Stock pursuant to Options granted under the Plan will be used for general corporate purposes of the Corporation.

23. Government Regulations. The Plan, and the granting and exercise of Options hereunder, and the obligation of the Corporation to sell and deliver Stock under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Corporation and the Grantee, including the registration of the Stock pursuant to the United States Securities Act of 1933, and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Corporation to register the Stock under the securities laws of any jurisdiction.

24. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

For the avoidance of doubt, prior grant of options to Grantees of the Corporation under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.